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                                                                   EXHIBIT 10.13



                          Contract on Transfer of Land


Transferor:     Xinhui City Sanjiang Town Industry Overall Co.
                (hereinafter referred to as Party A)

Transferee:     Guangzhou Dransfield Paper Ltd. (hereinafter referred to as
                Party B)

        In order to develop economy and through joint consultation of Party A and Party B, Party A is willing to transfer the right of use of the self-owned land located at the western side of Sanjiang Paper Factory within Baimiao Industrial Zone, Sanjiang Town to Party B for use with compensation. For the purpose of defining the transfer and the responsibilities of duties, rights and benefits in the use of land, Party A and Party B have entered into the following terms for joint performance.

        I. Area and price of the transferred land, term of use and method of payment of the transfer fee.

        1. The area of the transferred land is approximately 85mu (red line map attached. The area shall be subject to the actual measurement). The transfer fee per mu is: a. present condition without land-filling: RMB33,000 yuan; b. land-filling from the present condition to the level with the cement highway at either side by filling 30cm; RMB45,000 yuan.

        2. The term of use by Party B of the transferred land is 50 years. When the term expires, Party A and Party B shall deal with the case according to the State policy then enforced.

        3. The method of payment of the transfer fee: Party B shall pay an amount of 20% of the total transfer fee (approximately 705,000
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yuan) to Party A in one lump-sum according to the taken-over area as the initial cost for land-filling one week within the execution of the Contract, and the remaining transfer fee shall be paid to Party A on a monthly basis according to the progress of land-filling carried out by Party A. When the land-filling work is completed, and is inspected and accepted by the two parties, Party B shall pay all the payables to Party A within one month.

        II.     Responsibilities of Party A

        1. After the Contract has come into effect, Party A shall complete all the works on the transferred land according to the requirements of "three connections and one levelling" by the end of January, 1997 (land-filling of approximately 60mu, connection of water for daily living and electric power to the said land; the subterranean work beneath the cement highway with water absorption points).

        2. Responsible to provide Party B with the certificate of land-use right of the said transferred land and the expenses thereof shall be borne by Party A.

        III.    Responsibilities of Party B

        1. To use the land or transfer the same within the limit as permitted by the policies, laws and regulations of the State, but the transfer fee shall be borne by Party B.

        2. Water, electric power and all facilities used for the purpose of the enterprise production shall comply with the pertinent regulations of the State. It shall solely responsible for all expenses incurred and responsibilities.


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        3.      Responsible for the fee payment for the use of the same
pursuant to the pertinent provisions of the State province and city (county).

        4. During the operating period, observe the disciplines and laws, pay taxes pursuant to rules and regulations, responsible for its profits and losses, and take up sole responsibility for all matters during the operation period.

        5. When Party B uses the said land to set up factory, it shall consider to arrange jobs for Party A's staff in the locality in priority.

        6. Party B shall be exempted from the comprehensive management fee for three years. Annual payment of 25,000 yuan shall be paid to Party A starting from 4th, 5th, and 6th year respectively. Thereafter the fee shall be fixed separately (inclusive water resources fee, embankment maintenance, soldier co-ordination, mobile population, labour, inflow population and public security management).

        IV.     Liabilities for breach of contract:

        1. After the Contract has come into effect, if Party A recovers the transferred land before the expiration date, it shall be deemed as a breach of contract. Party A shall indemnify Party B an amount of 20% (in RMB) of the total transfer fee of the said land, and shall be liable to the compensation for all the amount of investment injected by Party B.

        2. After the Contract has come into effect, if Party B withdraws before the expiration date, it shall be deemed as a breach of contract. Party B shall indemnify Party A an amount of 20% (in RMB) of the total transfer fee of the said land. It shall also be liable to


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compensate Party A for the expenses and losses thus incurred.  In addition, the payment made by Party B to Party A shall not be refunded.

        V.  Other provisions

        1. During the performance of this Contract, should there be any conflicts between the terms of this Contract and the policies, laws and regulations of the State, Party A and Party B shall implement the policies, laws and regulations of the State, and shall carry out further consultation for the solution.

        2. The two parties may carry out separate consultation related to matters not covered in this Contract during its performance.

        3. This Contract shall forthwith come into effect after it is signed and affixed with seals by the two parties. The witness charges shall be equally shared by Party A and Party B.

        This Contract is in 4 original authentic copies. Party A, Party B, the witnessing unit and the competent authorities of Party A shall each hold one copy and all of them are equally valid.


Party A:  Xinhui City Sanjiang           Party B:  Guangzhou Dransfield
          Town Industry Overall Co.                Paper Ltd. (Seal affixed)
          (Seal affixed)

Legal representative:  (Signed)          Legal representative:  (Signed)
Competent authorities of Party A:        Witnessing unit:
Xinhui City Sanjiang Town
People's Government (Seal affixed)
Legal representative:  (Signed)          Person in charge:





                           Dated 6th November, 1996






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           SUPPLEMENTARY AGREEMENT TO CONTRACT ON TRANSFER OF LAND


        I. Party A shall deliver the land (approximately 20mu) used for the storage of equipment before 5th December and Party B shall remit 20% of the amount (RMB705,000 yuan) to the designated account of Party A before 12th November, 1996. Otherwise, the economic responsibilities thus arising shall be borne by the breaching party.

        II. Party A shall allow Party B to temporarily keep the equipment on the borderland to the west of the land used by Party B.

        III. Party A agrees to reserve 40mu of land on the borderland to the north of the land used by Party B for its development. The price shall be separately fixed in the meantime. However, if Party B fails to use such land after 5 years, Party A shall be entitled to make a separate arrangement.

        IV. Party A shall be responsible to remove the original electric power supply lines and cables (other than communication lines) on the land used by Party B.

        This Agreement is in 4 original authentic copies. Party A, Party B, the witnessing unit and the competent authorities of Party A shall each hold one copy and all of them are equally valid as the terms of the Contract for the performance by the two parties.






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Party A:  Xinhui City Sanjiang           Party B:  Guangzhou Dransfield
          Town Industry Overall Co.                Paper Ltd. (Seal affixed)
          (Seal affixed)

Legal representative:  (Signed)          Legal representative:  (Signed)
Competent authorities of Party A:        Witnessing unit:
Xinhui City Sanjiang Town
People's Government (Seal affixed)
Legal representative:  (Signed)          Person in charge:





                           Dated 6th November, 1996







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